Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2023 SECOND QUARTER

New York, NY, August 8, 2023 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended June 30, 2023.
Financial Highlights:1

Q2 2023 Consolidated Results
▪Q2 Revenue of $920 million, down 3.6%; slightly better than the guidance range of down mid-single digits
•Excluding Q2 Political Revenue, Q2 Revenue down 1.8%
▪GAAP Operating loss of $897 million vs. GAAP Operating income of $83 million in Q2 2022, which includes $961 million of non-cash intangible impairment charges
•Non-cash intangible impairment charges were recorded in Q2 2023 primarily driven by the current debt and equity valuations in the marketplace
▪Consolidated Adjusted EBITDA of $191 million, within guidance range of $180 million to $200 million, compared to $237 million in Q2 2022, and more than double Q1 2023 Adjusted EBITDA
▪Cash Flows from operating activities of $57 million
▪Free Cash Flow of $34 million, Free Cash Flow including net proceeds from real estate sales was $39 million

Q2 2023 Digital Audio Group Results
▪Digital Audio Group Revenue of $261 million up 3%
•Podcast Revenue of $97 million up 13%
•Digital Revenue excluding Podcast of $164 million down 2%
▪Segment Adjusted EBITDA of $85 million up 7%
•Digital Audio Group Adjusted EBITDA margin of 32.4%
Q2 2023 Multiplatform Group Results
▪Multiplatform Group Revenue of $596 million down 6%
▪Segment Adjusted EBITDA of $162 million down 17%
•Multiplatform Group Adjusted EBITDA margin of 27.3%

Continued Proactive Capital Structure Improvement Through Debt Paydown
▪Cash balance and total available liquidity2 of $165 million and $585 million, respectively, as of June 30, 2023
▪Repurchased $80 million in principal balance of 8.375% Senior Unsecured Notes (at a discount to par) for $57 million in cash; expected to generate approximately $7 million of annualized interest savings
•As of June 30, 2023, since Q2 2022 combined Notes repurchases of $430 million at a discount to par for $372 million cash; in aggregate expected to generate approximately $40 million of annualized interest savings
•Cumulative reduction of the outstanding principal balance of these Notes from $1.45 billion as of March 31, 2022 to approximately $1 billion as of June 30, 2023

Guidance
▪Q3 Consolidated Revenue expected to decline in the mid-single digits; Q3 Consolidated Revenue excluding the impact of Political expected to decline in the low-single digits3
▪July Consolidated Revenue down approximately 5%
▪Q3 Consolidated Adjusted EBITDA4 expected to be $195 million to $205 million
▪Remain committed to long term target of approximately 4x Net Debt to Adjusted EBITDA ("net leverage")4
1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 Included in Q3 2022 GAAP Consolidated Revenue is approximately $34 million of Political Revenue.
4 A full reconciliation of forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Statement from Senior Management

“We are pleased to report that our second quarter 2023 results reflected Adjusted EBITDA slightly above the midpoint of the guidance range, and more than double the Adjusted EBITDA we generated in the first quarter, and our consolidated revenue were above the guidance range. The continued positive performance of our Digital Audio Group, led by our Podcasting business, and the significantly improved relative performance of our Multiplatform Group during this soft advertising period, are encouraging metrics for us, and we’re seeing indications of improving macroeconomic trends which we expect to have a positive impact for us in the second half of the year, with most of that impact in Q4,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc.

“We continue to see macroeconomic improvements in the advertising marketplace and believe they are an indication that our Multiplatform revenues will continue their quarterly sequential improvement and that our Digital Audio Group revenues will continue to grow in the second half of 2023,” said Rich Bressler, President, COO and CFO of iHeartMedia, Inc. “These improving trends, in combination with our performance in the first and second quarters relative to guidance, along with a presidential election ahead that should generate record political advertising dollars, gives us confidence that if this advertising marketplace recovery continues, we expect to have a strong 2024 with a resumption of our growth story in terms of revenue, profitability and Free Cash Flow generation.”

Consolidated Results of Operations
Second Quarter 2023 Consolidated Results
Our consolidated revenue decreased $34.0 million, or 3.6%, during the three months ended June 30, 2023 compared to the same period of 2022. Digital Audio revenue increased $8.3 million, or 3.3%, driven primarily by continuing increases in demand for podcast advertising. Multiplatform revenue decreased $37.4 million, or 5.9%, primarily resulting from a decrease in broadcast advertising due to a challenging macroeconomic environment, as well as a decline in political advertising. Audio & Media Services revenue decreased $5.3 million primarily due to a decrease in political revenue, partially offset by continued growth in digital revenues.
Consolidated direct operating expenses decreased $10.3 million, or 2.8%, during the three months ended June 30, 2023 compared to the same period of 2022. The decrease was primarily driven by lower digital performance royalty fees including the impact of expenses recorded in 2022 upon the settlement of amounts related to prior years, as well as lower employee compensation as a result of cost savings initiatives. The decrease was partially offset by higher variable content costs resulting from an increase in digital revenue, including third-party digital costs and production costs.
Consolidated Selling, General & Administrative ("SG&A") expenses increased $14.7 million, or 3.9%, during the three months ended June 30, 2023 compared to the same period of 2022. The increase in Consolidated SG&A expenses was driven primarily by higher variable bonus expense and higher bad debt expense, partially offset by lower sales commissions.
Our consolidated GAAP Operating loss was $897.2 million compared to Operating income of $82.9 million in the second quarter of 2022, primarily resulting from a non-cash impairment charge of $960.6 million mainly due to the impairment of our goodwill and indefinite-lived intangible assets balances.
Adjusted EBITDA decreased to $191.2 million compared to $237.2 million in the prior-year period.
Cash provided by operating activities was $56.8 million, compared to $155.8 million in the prior-year period, and Free Cash Flow was $34.0 million, compared to $106.1 million in the prior-year period primarily due to a decrease in broadcast radio revenue due to a challenging macroeconomic environment, an increase in borrowing rates, and timing of payments.

Business Segments: Results of Operations
Second Quarter 2023 Multiplatform Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2023	2022	Change	2023	2022	Change
Revenue	$595,944	$633,300	(5.9)%	$1,124,957	$1,204,460	(6.6)%
Operating expenses[1]	433,542	438,804	(1.2)%	875,503	876,057	(0.1)%
Segment Adjusted EBITDA	$162,402	$194,496	(16.5)%	$249,454	$328,403	(24.0)%
Segment Adjusted EBITDA margin	27.3%	30.7%		22.2%	27.3%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Multiplatform Group decreased $37.4 million, or 5.9% YoY, primarily as a result of the challenging macroeconomic environment and a decline in political advertising. Broadcast revenue declined $33.4 million, or 7.2% YoY, driven by lower spot revenue and a decrease in political advertising. Networks declined $5.4 million, or 4.2% YoY. Revenue from Sponsorship and Events increased by $0.1 million, or 0.4% YoY.

Operating expenses decreased $5.3 million, or 1.2% YoY, driven primarily by cost savings initiatives and sales commissions, partially offset by higher bad debt expense.

Segment Adjusted EBITDA Margin decreased YoY to 27.3% from 30.7%.

Second Quarter 2023 Digital Audio Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2023	2022	Change	2023	2022	Change
Revenue	$260,854	$252,561	3.3%	$484,250	$466,780	3.7%
Operating expenses[1]	176,272	173,678	1.5%	345,549	335,389	3.0%
Segment Adjusted EBITDA	$84,582	$78,883	7.2%	$138,701	$131,391	5.6%
Segment Adjusted EBITDA margin	32.4%	31.2%		28.6%	28.1%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Digital Audio Group increased $8.3 million, or 3.3% YoY, driven by Podcast revenue which increased by $11.0 million, or 12.8%, YoY, to $96.7 million, driven primarily by increased demand for podcasting from advertisers, partially offset by Digital, excluding Podcast revenue, which declined $2.7 million, or 1.6%, YoY, to $164.1 million, driven by a decrease in COVID-19 related advertisers.

Operating expenses increased $2.6 million, or 1.5% YoY, due to higher variable costs, including third-party digital costs and sales commissions primarily resulting from higher revenue, partially offset by a decrease in performance royalty fees.

Segment Adjusted EBITDA Margin increased YoY to 32.4% from 31.2%.

Second Quarter 2023 Audio & Media Services Group Results

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2023	2022	Change	2023	2022	Change
Revenue	$65,804	$71,065	(7.4)%	$127,155	$131,922	(3.6)%
Operating expenses[1]	47,305	48,995	(3.4)%	93,312	93,465	(0.2)%
Segment Adjusted EBITDA	$18,499	$22,070	(16.2)%	$33,843	$38,457	(12.0)%
Segment Adjusted EBITDA margin	28.1%	31.1%		26.6%	29.2%
1 Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring Expenses.
Revenue from our Audio & Media Services Group decreased $5.3 million, or 7.4% YoY, driven by a decrease in political revenue, partially offset by continued growth in digital-placement revenues.

Operating expenses decreased $1.7 million, or 3.4% YoY, primarily as a result of lower cost of sales due to lower revenues.

Segment Adjusted EBITDA Margin decreased YoY to 28.1% from 31.1%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$920,014	$954,005	$1,731,253	$1,797,463
Operating income (loss)	$(897,194)	$82,869	$(946,056)	$95,204
Adjusted EBITDA[1]	$191,181	$237,185	$284,605	$382,403
Net income (loss)	$(882,982)	$15,182	$(1,105,345)	$(33,557)
Cash provided by operating activities[2]	$56,772	$155,801	$(37,211)	$103,589
Free cash flow[1,2]	$33,999	$106,148	$(99,149)	$31,379
Free cash flow including net proceeds from real estate sales[1,2]	$38,628	$126,617	$(94,520.3)	$55,214

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments of $93.7 million in the three months ended June 30, 2023, compared to $83.9 million in the three months ended June 30, 2022.

Certain prior period amounts have been reclassified to conform to the 2023 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of June 30, 2023, we had $165.3 million of cash on our balance sheet. For the six months ended June 30, 2023, cash used for operating activities was $37.2 million, cash used for investing activities was $59.3 million and cash used for financing activities was $74.9 million.
Capital expenditures for the six months ended June 30, 2023 were $61.9 million compared to $72.2 million in the six months ended June 30, 2022. Capital expenditures during the six months ended June 30, 2023 decreased primarily due to cost savings initiatives.

As of June 30, 2023, the Company had $5,316.4 million of total debt and $5,151.1 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to 2026, providing structural resilience. During the three months ended June 30, 2023, we repurchased $79.9 million in aggregate principal amount of iHeartCommunications Inc.'s 8.375% Senior Unsecured Notes due 2027, at a discount to par, for $57.0 million in cash.
Cash balance and total available liquidity5 were $165.3 million and $585 million, respectively, as of June 30, 2023.

5 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2023	2022	Change	2023	2022	Change
Broadcast Radio	$429,152	$462,547	(7.2)%	$812,390	$877,789	(7.5)%
Networks	122,168	127,532	(4.2)%	230,122	245,090	(6.1)%
Sponsorship and Events	38,210	38,064	0.4%	70,797	71,665	(1.2)%
Other	6,414	5,157	24.4%	11,648	9,916	17.5%
Multiplatform Group[1]	595,944	633,300	(5.9)%	1,124,957	1,204,460	(6.6)%
Digital ex. Podcast	164,147	166,880	(1.6)%	310,732	312,555	(0.6)%
Podcast	96,707	85,681	12.9%	173,518	154,225	12.5%
Digital Audio Group	260,854	252,561	3.3%	484,250	466,780	3.7%
Audio & Media Services Group[1]	65,804	71,065	(7.4)%	127,155	131,922	(3.6)%
Eliminations	(2,588)	(2,921)		(5,109)	(5,699)
Revenue, total[1]	$920,014	$954,005	(3.6)%	$1,731,253	$1,797,463	(3.7)%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Consolidated Revenue decreased by 4.5% and 1.8% for the three months ended June 30, 2023 compared to the three months ended June 30, 2022, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 2.4% for the three months ended June 30, 2023 compared to the three months ended June 30, 2022. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on August 8, 2023, at 8:00 a.m. Eastern Time. The conference call number is (888) 330-2446 (U.S. callers) and +1 (240) 789-2732 (International callers) and the passcode for both is 71596. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (647) 362-9199 (International callers) and the passcode for both is 71596. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 250 platforms and thousands of devices; the company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about positioning in uncertain economic environment and future economic recovery, driving shareholder value, our expected costs savings and other capital and operating expense reduction initiatives, utilizing new technologies, improving operational efficiency, future advertising demand, trends in the advertising industry, including on other media platforms; strategies and initiatives, expected interest rates and interest expense savings, and our anticipated financial performance, liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions; the impact of COVID-19 or other future public health crises; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological changes and innovations; shifts in population and other demographics; impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended June 30,		%	Six Months Ended June 30,		%
	2023	2022	Change	2023	2022	Change
Revenue	$920,014	$954,005	(3.6)%	$1,731,253	$1,797,463	(3.7)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	355,061	365,382	(2.8)%	699,681	695,906	0.5%
Selling, general and administrative expenses (excludes depreciation and amortization)	393,773	379,057	3.9%	796,574	763,401	4.3%
Depreciation and amortization	108,065	110,788		216,577	224,839
Impairment charges	960,570	245		964,517	1,579
Other operating (income) expense, net	(261)	15,664		(40)	16,534
Operating income (loss)	$(897,194)	$82,869		$(946,056)	$95,204
Depreciation and amortization	108,065	110,788		216,577	224,839
Impairment charges	960,570	245		964,517	1,579
Other operating (income) expense, net	(261)	15,664		(40)	16,534
Restructuring expenses	10,789	19,009		30,243	30,102
Share-based compensation expense	9,212	8,610		19,364	14,145
Adjusted EBITDA[1]	$191,181	$237,185	(19.4)%	$284,605	$382,403	(25.6)%
1See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Free cash flow including net proceeds from real estate sales, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$920,014	$954,005	$1,731,253	$1,797,463
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	355,061	365,382	699,681	695,906
Selling, general and administrative expenses (excludes depreciation and amortization)	393,773	379,057	796,574	763,401
Depreciation and amortization	108,065	110,788	216,577	224,839
Impairment charges[1]	960,570	245	964,517	1,579
Other operating (income) expense, net	(261)	15,664	(40)	16,534
Operating income (loss)	(897,194)	82,869	(946,056)	95,204
Interest expense, net	98,693	81,494	194,150	160,713
(Gain) loss on investments, net	(6,038)	9,590	(12,543)	7,825
Equity in loss of nonconsolidated affiliates	(44)	(29)	(4)	(58)
Gain on extinguishment of debt	22,902	8,203	27,527	8,203
Other expense, net	(272)	(2,175)	(371)	(2,445)
Income (loss) before income taxes	(979,339)	16,964	(1,125,597)	(51,984)
Income tax benefit (expense)	96,357	(1,782)	20,252	18,427
Net income (loss)	(882,982)	15,182	(1,105,345)	(33,557)
Less amount attributable to noncontrolling interest	1,488	781	1,385	624
Net income (loss) attributable to the Company	$(884,470)	$14,401	$(1,106,730)	$(34,181)
1Impairment charges in the six months ended June 30, 2023 includes $595.5 million related to the impairment of Goodwill, $363.6 million related to the impairment of FCC licenses, and $5.5 million related to impairments of right-of-use assets. The right-of-use asset impairments are part of our operating expense-savings initiatives. As previously disclosed, we have taken strategic actions to streamline our real estate footprint and related expenses, resulting in impairment charges due to the write-down of right-of-use assets and related fixed assets, including leasehold improvements. During the three and six months ended June 30, 2022, we recognized non-cash impairment charges of $0.2 million and $1.6 million, respectively, as a result of these cost-savings initiatives.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for June 30, 2023 and December 31, 2022:

(In millions)	June 30, 2023	December 31, 2022
Cash	$165.3	$336.2
Total Current Assets	1,336.4	1,472.8
Net Property, Plant and Equipment	649.7	694.8
Total Assets	6,983.8	8,335.9
Current Liabilities (excluding current portion of long-term debt)	730.4	831.2
Long-term Debt (including current portion of long-term debt)	5,316.4	5,414.2
Stockholders' Equity (Deficit)	(403.5)	684.5

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, Free Cash Flow and Free cash flow including net proceeds from real estate sales for the three and six months ended June 30, 2023 and 2022, and Net Debt as of June 30, 2023. Adjusted EBITDA is defined as consolidated Operating income adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating (income) expense, net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, Gain on extinguishment of debt, Other expense, net, Equity in loss of nonconsolidated affiliates, net, Impairment charges, Other operating income (expense), net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash provided by (used for) operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We define Free cash flow including net proceeds from real estate sales as Free Cash Flow further adjusted to include proceeds from real estate sales. We use Free Cash Flow and Free cash flow including net proceeds from real estate sales, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales are meaningful to investors because they provide them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations; and include proceeds from real estate sales in the case of Free cash flow including net proceeds from real estate sales. In addition, we believe that Free Cash Flow and Free cash flow including net proceeds from real estate sales helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow and Free cash flow including net proceeds from real estate sales are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, Cash used for operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow and Free cash flow including net proceeds from real estate sales is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define net leverage as Net Debt divided by Adjusted EBITDA. The Company uses net leverage and Net Debt to evaluate the Company's liquidity. We believe these measures are an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income (loss), (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow and Free cash flow including net proceeds from real estate sales to cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Revenue and Adjusted EBITDA guidance for the quarter ending June 30, 2023 and net leverage guidance for December 31, 2023, which reflects anticipated Adjusted EBITDA for the year ending December 31, 2023 and net debt as of December 31, 2023. Our Earnings Call on August 8, 2023 may present guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to its most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating income (loss) to Adjusted EBITDA

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2023	2022	2023	2022	2023
Operating income (loss)	$(897,194)	$82,869	$(946,056)	$95,204	$(48,862)
Depreciation and amortization	108,065	110,788	216,577	224,839	108,512
Impairment charges[1]	960,570	245	964,517	1,579	3,947
Other operating (income) expense, net	(261)	15,664	(40)	16,534	221
Restructuring expenses	10,789	19,009	30,243	30,102	19,454
Share-based compensation expense	9,212	8,610	19,364	14,145	10,152
Adjusted EBITDA	$191,181	$237,185	$284,605	$382,403	$93,424
1Impairment charges in the six months ended June 30, 2023 includes $595.5 million related to the impairment of Goodwill, $363.6 million related to the impairment of FCC licenses, and $5.5 million related to impairments of right-of-use assets. The right-of-use asset impairments are part of our operating expense-savings initiatives. As previously disclosed, we have taken strategic actions to streamline our real estate footprint and related expenses, resulting in impairment charges due to the write-down of right-of-use assets and related fixed assets, including leasehold improvements. During the three and six months ended June 30, 2022, we recognized non-cash impairment charges of $0.2 million and $1.6 million, respectively, as a result of these cost-savings initiatives.

Reconciliation of Net income (loss) to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
	2023	2022	2023	2022	2023
Net income (loss)	$(882,982)	$15,182	$(1,105,345)	$(33,557)	$(222,363)
Income tax (benefit) expense	(96,357)	1,782	(20,252)	(18,427)	76,105
Interest expense, net	98,693	81,494	194,150	160,713	95,457
Depreciation and amortization	108,065	110,788	216,577	224,839	108,512
EBITDA	$(772,581)	$209,246	$(714,870)	$333,568	$57,711
(Gain) Loss on investments, net	6,038	(9,590)	12,543	(7,825)	6,505
Gain on extinguishment of debt	(22,902)	(8,203)	(27,527)	(8,203)	(4,625)
Other expense, net	272	2,175	371	2,445	99
Equity in loss of nonconsolidated affiliates	44	29	4	58	(40)
Impairment charges	960,570	245	964,517	1,579	3,947
Other operating (income) expense, net	(261)	15,664	(40)	16,534	221
Restructuring expenses	10,789	19,009	30,243	30,102	19,454
Share-based compensation expense	9,212	8,610	19,364	14,145	10,152
Adjusted EBITDA	$191,181	$237,185	$284,605	$382,403	$93,424

Reconciliation of Cash Used For Operating Activities to Free Cash Flow and Free cash flow including net proceeds from real estate sales

(In thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash used for operating activities	$56,772	$155,801	$(37,211)	$103,589
Purchases of property, plant and equipment	(22,773)	(49,653)	(61,938)	(72,210)
Free cash flow	33,999	106,148	(99,149)	$31,379
Net proceeds from real estate sales[1]	4,629	20,469	4,629	23,835
Free cash flow including net proceeds from real estate sales	$38,628	$126,617	$(94,520)	$55,214
1 During the three and six months ended June 30, 2023 and 2022, we deployed capital expenditures to accelerate the proactive streamlining of our real estate footprint aimed at reducing our structural cost base. This initiative has succeeded in making certain real estate assets redundant, enabling the Company to sell such assets to partially fund the initiative’s gross capital expenditures.

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
	2023	2022		2023	2022
Consolidated revenue	$920,014	$954,005	(3.6)%	$1,731,253	$1,797,463	(3.7)%
Excluding: Political revenue	(6,172)	(23,084)		(9,775)	(32,247)
Consolidated revenue, excluding political	$913,842	$930,921	(1.8)%	$1,721,478	$1,765,216	(2.5)%

Multiplatform Group revenue	$595,944	$633,300	(5.9)%	$1,124,957	$1,204,460	(6.6)%
Excluding: Political revenue	(3,852)	(13,470)		(7,336)	(19,135)
Multiplatform Group revenue, excluding political	$592,092	$619,830	(4.5)%	$1,117,621	$1,185,325	(5.7)%

Digital Audio Group revenue	$260,854	$252,561	3.3%	$484,250	$466,780	3.7%
Excluding: Political revenue	(846)	(1,397)		(1,346)	(2,672)
Digital Audio Group revenue, excluding political	$260,008	$251,164	3.5%	$482,904	$464,108	4.0%

Audio & Media Group Services revenue	$65,804	$71,065	(7.4)%	$127,155	$131,922	(3.6)%
Excluding: Political revenue	(1,475)	(8,217)		(1,093)	(10,440)
Audio & Media Services Group revenue, excluding political	$64,329	$62,848	2.4%	$126,062	$121,482	3.8%

Reconciliation of Total Debt to Net Debt

(In thousands)	June 30, 2023
Current portion of long-term debt	$440
Long-term debt	5,315,955
Total debt	$5,316,395
Less: Cash and cash equivalents	165,325
Net debt	$5,151,070

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended June 30, 2023
Revenue	$595,944	$260,854	$65,804	$—	$(2,588)	$920,014
Operating expenses(1)	433,542	176,272	47,305	74,302	(2,588)	728,833
Adjusted EBITDA	$162,402	$84,582	$18,499	$(74,302)	$—	$191,181
Adjusted EBITDA margin	27.3%	32.4%	28.1%			20.8%
Depreciation and amortization						(108,065)
Impairment charges						(960,570)
Other operating expense, net						261
Restructuring expenses						(10,789)
Share-based compensation expense						(9,212)
Operating loss						$(897,194)
Operating margin						NM

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended June 30, 2022
Revenue	$633,300	$252,561	$71,065	$—	$(2,921)	$954,005
Operating expenses(1)	438,804	173,678	48,995	58,264	(2,921)	716,820
Adjusted EBITDA	$194,496	$78,883	$22,070	$(58,264)	$—	$237,185
Adjusted EBITDA margin	30.7%	31.2%	31.1%			24.9%
Depreciation and amortization						(110,788)
Impairment charges						(245)
Other operating expense, net						(15,664)
Restructuring expenses						(19,009)
Share-based compensation expense						(8,610)
Operating income						$82,869
Operating margin						8.7%

(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Six Months Ended June 30, 2023
Revenue	$1,124,957	$484,250	$127,155	$—	$(5,109)	$1,731,253
Operating expenses(1)	875,503	345,549	93,312	137,393	(5,109)	1,446,648
Segment Adjusted EBITDA	$249,454	$138,701	$33,843	$(137,393)	$—	$284,605
Adjusted EBITDA margin	22.2%	28.6%	26.6%			16.4%
Depreciation and amortization						(216,577)
Impairment charges						(964,517)
Other operating income, net						40
Restructuring expenses						(30,243)
Share-based compensation expense						(19,364)
Operating loss						$(946,056)
Operating margin						NM

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Six Months Ended June 30, 2022
Revenue	$1,204,460	$466,780	$131,922		$(5,699)	$1,797,463
Operating expenses(1)	876,057	335,389	93,465	115,848	(5,699)	1,415,060
Segment Adjusted EBITDA	$328,403	$131,391	$38,457	$(115,848)	$—	$382,403
Adjusted EBITDA margin	27.3%	28.1%	29.2%			21.3%
Depreciation and amortization						(224,839)
Impairment charges						(1,579)
Other operating expense, net						(16,534)
Restructuring expenses						(30,102)
Share-based compensation expense						(14,145)
Operating income						$95,204
Operating margin						5.3%
(1) Operating expenses consist of Direct operating expenses and Selling, general and administrative expenses, excluding Restructuring expenses and share-based compensation expenses.